Exhibit 10.3

Lisbon, July 19th, 2017

Messrs.

LOMA NEGRA C.I.A.S.A.

Reconquista 1088, piso 7°

City of Buenos Aires, Argentina

Ref.: Transfer of Know-How

Dear Sirs,

Following our conversations we, Cimpor - Serviços De Apoio à Gestão De Empresas S.A., a company incorporated under Portuguese Law, with its registered office at Rua Alexandre Herculanom 35, 1250-009, Lisbon, in Portugal, taxpayer No. 506.761.657, duly represented by its Directors Messrs. Armando Sérgio Antunes da Silva and Diogo de Sousa Soares Felgueiras, with the necessary powers to make this Offer (hereinafter, the “Licensor” or “Cimpor Serviços”), hereby irrevocably offer you, Loma Negra C.I.A.S.A., a company incorporated under Argentine Law, with its registered office at Reconquista 1088, 7th floor, Ciudad Autónoma de Buenos Aires in Argentina, CUIT N° 30-50053085-1 (hereinafter, the “Recipient party” or “Licensee” or “Affiliate”), hereafter jointly referred to as the “Parties”, to formalize the terms and conditions of the transfer of Know-How (as defined below) to be used in the manufacture and production of cement products, subject to the terms and conditions attached hereto as Exhibit I (the “Offer”).

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

Should you wish to accept this Offer please proceed to issue an invoice, before the expiration of this Offer as provided below, for the amount of EUR 100 (one hundred euros) to the account number 0000045255191212, account holder CIMPOR SERVICOS APOIO GEST EMP SA, SWIFT BCOMPTPL, IBAN PT50.0033.0000.45255191212.05, before the expiration of this Offer as provided below.

This Offer shall expire after the 45 following days of its reception by the Licensee.

Yours truly,

CIMPOR – SERVIÇOS DE APOIO À GESTÃO DE EMPRESAS, S.A.

Armando Sérgio Antunes Silva	Diogo de Sousa Soares Felgueiras

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

EXHIBIT I TO OFFER DATED JULY 19, 2017

ARTICLE 1 - RECITALS

A.	Cimpor Serviços is a company engaged, in particular, but without limitation, in the activities of management, consulting, supporting services, as well as engineering, development of management systems to enhance performance and processes, sustainability development, research and training.

B.	The Recipient Party is an industrial company dedicated to the production and selling of all kinds of cement, together with clinker and other building materials.

C.	The Parties belong to the same group of companies (the “InterCement Group” or “Group”) owned, directly or indirectly, by InterCement Participações, S.A, which, on its turn, became the owner of Cimpor Group following the takeover bid for Cimpor’s sharecapital launched by InterCement Group in June 2012.

D.	At the time, Cimpor Group was one of the most important global cement players and was operating in thirteen different countries.

E.	The current worldwide trends of change in the cement industry demand an industrial and operating increasing efficiency, the use of more sophisticated tools and innovative components, processes and Know-How and such become more and more crucial to ensure the competitiveness of the Recipient Party and their subsidiaries.

F.	Withal and within the current configuration of the Group and the framework of specialization and exploitation of synergies, Cimpor Serviços was the entity selected to concentrate the development and to disseminate the InterCement Group entrepreneurial and operational knowledge.

G.	Given the above, the InterCement Group, through Cimpor Serviços - as the Licensor, offers to grant a License to the Recipient Party, so that on its turn - as the Licensee - shall have access to the Know-How and remaining Intellectual Propriety rights possessed and developed by Cimpor Serviços, such as Technology and Process, Industrial Sustainability and Innovation.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

ARTICLE 2 - DEFINITIONS

Unless if otherwise provided in this Offer, the following words and expressions will have the following meanings

“Offer”	this offer including all schedules to this offer;

“Recipient Party” or “Licencee”	LOMA NEGRA COMPAÑIA INDUSTRIAL ARGENTINA SOCIEDAD ANÕNIMA, a company registered under the laws of Argentina;

“Licensor”	CIMPOR - SERVIÇOS DE APOIO À GESTÃO DE EMPRESAS S.A., at any relevant time;

“License”	right to use all information and all Know-How, tools and best practices as Intellectual Propriety including but not limited to secrets, processes, systems, manuals and domain knowledge;

“Effective Date”	August 1, 2017;

“Force Majeure”	in relation to either party, any circumstances beyond the reasonable control of that party;

“Products”	all types of components and products currently being manufactured by the Recipient Party, namely cement, clinker, hydrated lime, concrete and other building materials;

“Know-How”	all technical information possessed by the Licensor (whether confidential or non-confidential and whether owned directly or acquired through other entities) relating to designing and manufacturing of Products and aimed to optimize the performance and the Licensee operations, which result from the activities developed by Licensor as listed in Schedule A;

“Intellectual Property” or “Intellectual Property Rights”	any patent, copyright, registered or non-registered design and/or other non-patent industrial or intellectual property arising out or related to Know-How, tools and best practices and all applications for any of the foregoing;

“Remuneration”	the remuneration of Cimpor Serviços for the Know-How provided, calculated in accordance with the provisions settled in Schedule B;

“Restricted information”	any information which is disclosed by either party to the other pursuant to or in connection with this Offer (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such);

“Manufacture Know-How”	the Know-How resulting from the activities listed in Schedule A, rendered by the Licensor to the Recipient Party with respect to current needs or upon request, as applicable;

“Territory”	Argentina as the country in which the Licensee operates at from the Effective Date of this Offer;

“Year of this Offer”	the period of thirty-six (36) months as of August 1, 2017, or the date of deferment by the local relevant authority, and each consecutive renewed periods of thirty-six (36) months;

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

ARTICLE 3 - OBJECT

The Licensor herewith grants the Licensee a non-exclusive and non-transferable License to be used in the manufacture and production of cement Products.

The Licensee is not entitled to assign the Intellectual Property to other entities for any purpose without the prior consent of the Licensor.

The License granted hereunder covers the entire area of the application of the Intellectual Property, including further technical developments.

The Licensee acknowledges that the License is restricted to the exploitation of the Intellectual Property to the manufacturing and sales/distribution activities of the Products.

ARTICLE 4 - DURATION

This Offer shall commence as of the date of its acceptance by the Lincesee and shall remain in force for an initial period of three (3) years and shall thereafter be renewed automatically for further successive 3 (three) years periods unless either party terminates this Offer by giving to the other party not less than three months’ prior written notice in accordance with Clause 16, which cannot occur before the end of the aforesaid initial period.

ARTICLE 5 - IMPROVEMENTS AND NEW DEVELOPMENTS BY LICENSOR

The Know-How covered by this Offer shall correspond to those listed in Schedule A. The Licensor is obliged to inform of and share with the Licensee all improvements or technical modifications concerning the Intellectual Property. Schedule A shall be updated and agreed in writing by the Licensor and the Recipient Party if the scope of this Offer changes.

Upon request of the Licensee, the Licensor shall provide appropriate support in due form and give specific information about improvements or technical modifications.

ARTICLE 6 - OBLIGATION OF THE LICENSEE

The Licensor shall be entitled to require from the Licensee to prove and to undertake that the Intellectual Property is not used for the research and development, manufacturing and sales/distribution activities of any third party products.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

The Licensee shall use its best efforts to exploit the Intellectual Property Rights. The Licensee is not entitled to infringe third party rights while using the Intellectual Property Rights.

ARTICLE 7 - ROYALTY

In consideration for the Intellectual Property licensed through this Offer, the Licensee shall pay to the Licensor a fee (the “Royalty Fee” or “License Fee”) determined in accordance with Schedule B.

Schedule B shall be reviewed from time to time by the Parties and, if required, updated and agreed in writing by the Licensee and the Licensor.

The Licensee is obliged to continue paying the License Fee until the end of this Offer, as long as the Licensee uses the Intellectual Property, even if the Know-How becomes publicly known.

The Licensor shall invoice the Royalty Fee on a quarterly basis.

The quarterly settlements indicated above shall be based on the turnover of the prior quarter. One adjustment settlement (positive or negative) should take place after the end of the Financial Year; such settlement should correspond to the difference between the total value of the Royalty Fee for the Financial Year, calculated based on the final real data for that Financial Year, and the sum of the settlement made during that Financial Year. The adjustment settlement should be made in the form of a true-up invoice.

All payments due to the Licensor under this Offer should be payable by the Recipient Party after deducting from the Royalty Fees any withholding tax or other indirect tax that may be levied on the payments by the tax authorities.

All sums invoiced under this Offer shall be increased by VAT at the legal rate and other taxes (excluding withholding tax), if applicable.

ARTICLE 8 - PAYMENT

The Licensor shall issue invoices in EUROS.

Payment shall be made by the Recipient Party to the Licensor in arrears within 60 (sixty) days following the date on which the invoice is received.

The terms of payments as provided above shall also apply to any true-up payments that may be required.

Invoices shall be sent to the Recipient Party at its registered office by post, electronic post or any other means agreed between the Parties.

The invoiced amounts shall be paid by the Recipient Party in Euros into a bank account to be designated by the Licensor.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

Portuguese legal late Interest rate per annum shall be payable by the Licensee in the event of late payment of the invoice.

ARTICLE 9 - WARRANTY – OBLIGATIONS OF THE PARTIES

The Licensor warrants to the best of its knowledge that it has full authority to grant the License provided hereunder and that all necessary corporate actions have been taken.

The Licensor further warrants that it will maintain the Intellectual Property throughout the term of this Offer.

The Recipient Party warrant to the Licensor that the Know-How and support provided and their delivery in the Territory shall not give rise to any claims from third parties based on Intellectual Property rights.

ARTICLE 10 - INFRINGEMENT AND VALIDITY CHALLENGES

The Parties of this Offer shall inform each other promptly of any infringement of the Intellectual Property. The Licensor shall defend the Intellectual Property against validity challenges of third parties. The Licensor shall take the necessary actions against infringers of the Intellectual Property.

All costs relating to an invalidity proceeding shall be borne by the Licensor; the same shall apply for all costs relating to infringement proceedings.

ARTICLE 11 - THIRD PARTIES RIGHTS

If the Licensee is charged with the infringement of third party rights due to the exploitation of the Intellectual Property, the Licensee shall immediately inform the Licensor about this allegation.

Under the supervision of the Licensor, the Licensee shall defend itself against such an infringement allegation. The Licensee shall not be entitled, without the prior written consent of the Licensor, to make any acknowledgment in such dispute or enter into any settlement negotiations.

If the Licensee is ordered to stop using the Intellectual Property or part of it by a final judgement, and if the Licensor finally fails to secure the Licensee’s right to further use these rights, the Licensee shall be entitled to stop the payment of the License Fee, or part of it. In addition, the Licensor shall cover any damage compensation the Licensee is ordered to pay to the third party for the past. The Licensee shall have no further rights against the Licensor due to inability to continue using the Intellectual Property.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

In any and all further disputes with third parties, each Party shall cover its own costs, provided, however, that the Licensor shall cover the costs of the Licensee if the Licensee is finally enjoined from using the Intellectual Property Rights and if the Licensor finally fails to secure the right of the Licensee to continue to use the Intellectual Property Rights. This payment obligation includes court costs and reasonable attorney’s fees.

All claims for damages that can be asserted due to defective products manufactured by the Licensee shall be borne by the Licensee, who is exclusively liable for such defects.

ARTICLE 12 - CONFIDENTIALITY

Save as may be required under this Offer, neither party shall disclose, or permit to be disclosed to any third party, or use any confidential information relating to the business of the other during this Offer and thereafter. The confidential information includes in particular but is not limited to the Intellectual Property handed over by the Licensor.

The provisions set forth above shall not apply to:

•	Information which at the time of disclosure is published or otherwise generally available to the public;

•	Information which after disclosure by one party is published or becomes generally available to the public;

•	Information which was in the possession of one party at the time of disclosure and which was not acquired directly or indirectly from the other;

•	Information rightfully acquired by one party from a third party who did not obtain it under pledge of secrecy to the other.

Upon termination of this Offer, the Parties shall return to each other all documents, files or other evidence and copies thereof containing confidential information. Licensee shall maintain the secrecy of the confidential information after termination and shall not exploit the Intellectual Property after termination of this Offer insofar as long as the Know-How is still secret.

ARTICLE 13 - RELATIONSHIP CREATED

The relationship between the Parties is that of a customer and an independent counterpart, and under no circumstances shall either party, its agents or employees be deemed agents or representatives of the other party. Neither party shall have the right to enter into any contracts or commitments in the name of or on behalf of the other party in any respect whatsoever. In addition, neither party shall hold itself out to anyone, or otherwise represent, that it has any such authority vis-a-vis the other party.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

ARTICLE 14 - TERMINATION

Subject to the provisions of Clause 4, this Offer may also be terminated by either of the Parties in respect of any material breach of the terms set out in this Offer if such breach is not rectified within thirty (30) days of receipt of written notification of the breach, which is to be sent by the Party affected by the breach to the defaulting Party.

This Offer may be terminated by each of the Parties at any time by delivery of written notice to the other Party with 120 days in advance.

The Offer may be terminated by each of the Parties by a ten (10) days notice in writing upon any of the following events:

•	a Force Majeure or other circumstance beyond a Party’s reasonable control occurs which hinders the Party’s performance under this Offer for more than six (6) months;

•	a Party materially breaches this Offer so that the other Parties’ adherence to this Offer cannot reasonably be expected; or

•	where the Licensor or the Recipient Party enters into liquidation whether voluntarily or compulsorily other than for the purposes of a reconstruction or amalgamation; or

•	where the Licensor or the Recipient Party makes any arrangement or composition with its creditors or has a receiver appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt; or

•	where the Licensor or the Recipient Party are no longer part of the InterCement Group.

The termination of the Offer shall be without prejudice to the rights of either the Licensor or the Recipient Party accrued until the date of termination according to this Offer.

ARTICLE 15 - FORCE MAJEURE

Neither Party shall be liable for any failure to perform under this Offer (except for the payment of any sums due hereunder) if such failure is due to causes beyond its reasonable control, such as, but not limited to, fire, flood, strikes, labour disputes or other industrial disturbances (declared or undeclared) war, embargoes, blockades, legal restrictions, riots, insurrections, governmental regulations, and the unavailability of means of transportation.

Promptly following the date any event of force majeure commences the party concerned shall advise the other party in writing of the date and the nature of the event and upon receipt of such notification the operation of the Offer (except obligations to make payment of invoices due) shall be suspended until the event of force majeure ceases.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

ARTICLE 16 - NOTICES

All notices issued or served under this Offer shall be in writing, which includes for the avoidance of doubt email or facsimile communications, and shall be validly sent if sent by email or facsimile to the email address or facsimile number of the parties or such other number or address as each last gave written notice of to the other. Email or facsimile notices shall be confirmed by registered mail, but failure to do so shall not render any notice invalid. Notices may also be sent by registered mail or by leaving the same at the respective addresses of the parties. Notices sent by registered mail shall be deemed to have been delivered on the seventh day after posting excluding Saturdays and Sundays and public holidays in either the Licensor’s or Recipient Party’ Territory.

ARTICLE 17 - MISCELLANEOUS

Any amendment to this Offer, as well as any additions or omissions, can only be agreed in writing with the mutual consent of the Parties.

Neither Party shall assign or transfer any of its rights or obligations under this Offer, either in whole or in part, to any third party without the prior written consent of the other Party. Any such assignment or transfer without the prior written consent of the other Party shall be deemed null and void.

Whenever possible, the provisions of this Offer shall be interpreted so as to be valid and enforceable under applicable law. However, if one or more provisions of this Offer is found to be invalid, illegal or unenforceable (in whole or in part), the remainder of the provisions and of this Offer shall not be affected and shall continue in full force and effect as if the invalid, illegal or unenforceable provision(s) had never existed. Moreover, in this case, the Parties shall amend the invalid, illegal or unenforceable provision(s) or any part thereof and/or agree on a new provision, which embodies as closely as possible the purpose of the invalid, illegal or unenforceable provision(s).

Any failure or delay by a Party in exercising any right under this Offer, the exercise or partial exercise of any right under this Offer, or any reaction or absence of reaction by a Party in the event of breach by the other Party of one or more provisions of this Offer shall not operate or be construed as a waiver (either express or implied, in whole or in part) of its rights under this Offer or under said provision(s) or preclude the further exercise of any such rights. Any waiver of a right must be express and in writing.

If there has been an express written waiver by one Party following a specific failure by the other Party, this waiver may not be invoked by the other Party in favour of either a new failure, similar to the prior one, or a failure of another nature.

The headings used in this Offer are for reference purposes only and shall in no way affect the meaning or interpretation of this Offer.

Translations of this Offer into any language other than Spanish may be made but are for convenience purposes only, even when executed by one Party or both Parties.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

ARTICLE 18 - GOVERNING LAW

This Offer shall be governed by and construed in accordance with the laws of Portugal and all claims, disputes and matters in difference shall be decided by arbitration in Portugal.

ARTICLE 19 - ENTIRE AGREEMENT

This Offer (and its Schedules) contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and replaces all prior agreements and understandings, whether written or oral, with respect to the same subject matter still in force between the Parties.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

SCHEDULE A

MANUFACTURE KNOW-HOW OFFER

The Offer shall include, but not be limited to the provision of common rules, policies, procedures, systems, databases, tools, and best practices, know-how and experience to Recipient Party in the areas presented hereunder.

Cimpor Serviços is continuously developing the Intellectual Property hereby rendered to the Licensee and, as a result, is continuously providing such Intellectual Property to the Licensee through the business intelligence sharing platforms and through several other tools as presented below.

Technology and Process

Technology and process know-how are built up and provided by Cimpor Serviços in order to optimize the industrial performance of the manufacturing activities of the Licensee, namely in the following areas:

•	Raw Materials

•	Industrial Process

•	Quality of Products

•	Maintenance.

Such purpose is ensured through the methodologies and tools mentioned hereunder.

Access to:

1.	The Performance Program, in particular to the following contents:

1.1.	Database of industrial KPIs, costs and sustainability

A Database of Industrial KPIs, Costs and Sustainability to provide knowledge on monitoring several aspects of industrial performance.

1.2.   Benchmarking Programs;

A Benchmarking Program to monitor the performance of the factory against best practices and detect areas of industrial performance improvement.

1.3.   Industrial Dash Boards;

An Industrial Dashboard, a tool to monitor industrial performance progress.

1.4.   Performance web site.

A Performance website that compiles know-how on performance, namely metrics, indicators, evaluation procedures, surveys, best practices, costs, methodologies and other information.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

2.	Knowledge contents and training contents regarding efficiency on:

2.1.	Raw Materials rationalization;

2.2.	Industrial process optimization;

2.3.	Products’ quality;

2.4.	Maintenance - Mechanical Engineering & Electric.

3.	A maintenance Portal, providing maintenance systems tools, including policies, plans, maintenance standards, and specific tools developed by Cimpor Serviços within SAP PM;

4.	Methodologies, tools and database about classification and evaluation of raw material reserves;

5.	Information about new products or processes resulting from research and development.

6.	Support information systems in this area, including specific developments in SAP PM, dash board industrial, performance website, database of raw materials, T&P website, technical documentation, guidelines, best practices, and technical manuals.

Industrial Sustainability and Innovation

Cimpor Serviços built up and provides specific knowledge and know-how materialized in methodologies and tools aimed to reduce the impact of those manufacturing activities on populations and the environment.

Such purpose is ensured through the methodologies and tools mentioned hereunder.

Access to:

1.	Studies and best practices in sustainability, as well as know-how acquired in various forums of specialty, internal databases, protocols, corporate and international guidelines in this area; On-going support for implementation of action plans; Internal guidelines and protocols that are shared with business or operating units within the Group; Training materials; Support for relationships with local authorities on sustainability topics; Tools to share best practices.

2.	Studies conducted centrally regarding key performance indicators (KPIs), databases and surveys (e.g. CO2 emissions, management of rehabilitation of quarries and biodiversity conservation water consumption, etc.); Regular diagnosis of plants situations (e.g. water, quarry rehabilitation, biodiversity, risks, etc.) and know-how to improve performance.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

3.	Tools for evaluation and self-assessment in the field of sustainability and internal (productive inter-units) and external (industry inter-players) benchmarking of sustainability performance to detect gaps and promote the improvement of performance; Self-assessment tools as CKHIC, questionnaires, check-lists, risk assessments and audits.

4.	Innovations that may result from R&D projects developed by Licensor in conjunction with universities and research institutes. The innovations and improvements achieved are shared by the Interbook platform.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros

SCHEDULE B

MANUFACTURE KNOW-HOW ROYALTY FEE

The Licensor shall charge the Recipient Party a royalty fee for the provision of Manufacture Know-How (“Manufacture Know-How Royalty Fee”). The Manufacture Know-How Royalty Fee shall equal to 1% (one percent) of the Recipient Party Turnover.

For this purpose, Turnover shall have the meanings of total revenue derived by the Licensee from the provision of goods and services net of trade discounts for the applicable period.

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CIMPOR - Serviços de Apoio à Gestão de Empresas, S.A.

Rua Alexandre Herculano, 35

1250-009 LISBOA|PORTUGAL

Tel. (+351)21 311 8100|Fax. (+351) 21 356 1381

Numero drico de Pessoa Colectiva e Cons Rea Com de Lisboa 506 761 657 vertical line Capital Social 50 000 Euros